UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   March 9, 2010

JAVO BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26897	48-1264292
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification Number

1311 Specialty Drive, Vista, CA	92081
(Address of principal executive office)	(Zip Code)

(760) 560-5286
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in the Annual Report on Form 10-K filed by Javo Beverage Company (the “Company”) for the year ended December 31, 2009 (the “Form 10-K”), the Board of Directors, after discussing the matter with the Company’s independent auditors, determined on March 9, 2010 that certain marketing allowances should be reclassified from a selling and marketing expense to a deduction in arriving at net sales.  As a result of this reclassification, the Company (i) reclassified the expense in preparing the audited financial statements for the year ended December 31, 2009 and (ii) restated the results of operations in the audited financial statements contained in the Form 10-K for the years ended December 31, 2008 and 2007 and in the unaudited selected financial data presented in the Form 10-K for the years ended December 31, 2006 and 2005.  As discussed in the Form 10-K, the reclassification and resulting restatement did not change gross revenue, net loss from operations or net loss for the periods reported.

Since filing the Form 10-K, the Staff of the U.S. Securities and Exchange Commission requested that the Company report the determination of the need for the restatement on a Current Report on Form 8-K, notwithstanding the disclosure of the restatement in the Form 10-K.  Accordingly, the Company is filing this Current Report at this time to satisfy this reporting requirement under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

The Company announced on October 27, 2010 that it had engaged a financial advisor to help with restructuring the Company’s debt obligations and that the Company was not paying certain vendors and making interest payments to note holders on a timely basis.  Since that time, the Company announced on November 9, 2010 in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, that there was doubt about the Company’s ability to continue as a going concern.

The Company, in concert with its financial advisor, has since continued to work on developing a capital restructuring plan for presentation to its creditors and to work with its vendors to manage its obligations to them.  While these efforts are ongoing, the Company continues to face significant liquidity challenges.  The following risk factors should be considered in conjunction with other risk factors described in the Company’s periodic filings with the SEC.  There is a risk that the Company will ultimately be unable to restructure its obligations as needed.  While the Company does not anticipate a cessation of operations, if the Company is unable to successfully restructure its debt obligations, it expects that it would be unable to pay all creditors while sustaining ongoing operations and could be forced to curtail or cease operations.  The restructuring effort will be influenced by the rights and actions of its creditors and other factors and the result of this process could leave little or no value for the Company’s equity holders, could result in a change in control of the company, and could adversely affect the Company’s operations and prospects.  There can be no assurance that the Company will successfully restructure its obligations in a way that can ensure it will be able to continue operations and/or avoid a result that leaves little or no value for the Company’s equity holders.

Additionally, the Company’s need to restructure its debt obligations, even if successful, may adversely affect the Company’s ability to sustain operations, as creditors and vendors may be unwilling to extend credit to the Company and may demand less favorable payment terms and/or pricing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVO BEVERAGE COMPANY, INC.

Date:	December 3, 2010	By:	/s/ Richard A. Gartrell
		Name:	Richard A. Gartrell
		Title:	Chief Financial Officer